United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 17, 2007

Date of Report

[Date of Earliest Event Reported]

NOBLE QUESTS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3945 So. Wasatch Dr., #282

Salt Lake City, Utah 84124

(Address of Principal Executive Offices)

(801) 244-2423

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 17, 2007, Stephanie Kirch, who then owned 3,007,485shares (included 7,485 shares beneficially owned by Chris Kirch, her husband) of our common stock or approximately 46.3% of our outstanding voting securities, executed a Share Purchase Agreement (the “SPA”) whereby she sold 1,000,000 of these shares to four persons or entities, 250,000 shares to each, one of whom had executed a non-binding Letter of Intent (the “LOI”) on the same date with us to potentially present us with a proposal regarding the acquisition of a business enterprises.  Ms. Kirch sold these shares under our Resale Prospectus in our SB-2 Registration Statement that was amended to include our most recent financial statements by a filing with the Securities and Exchange Commission made on December 3, 2007.  Under the SPA, if the proposed reorganization that may be made available to us is not completed for any reason, the purchasers of these shares have the right to “put” the shares to Ms. Kirch or her designees, and Ms. Kirch or her designees have the right to “call” the shares from these purchasers at the purchase price.  The aggregate purchase price of the shares was $50,000.

On December 20, 2007, Ms. Kirch agreed to cancel 1,380,000 of her shares of common stock in consideration of an indemnification from her husband and us from and against any and all liabilities of the Company or any claims of a third party who has claimed that he had paid for shares of our common stock but had not received them; she also, as part of a partial distribution of marital assets between her and her husband, Chris Kirch, conveyed 560,000 of the shares that she owned to Chris Kirch, while retaining a total of 60,000 shares.  As part of these transactions, Ms. Kirch assigned her rights in her call to repurchase the shares that she sold for $50,000, as outlined above, in consideration of an indemnification against the purchasers’ put, ensuring that she would not have to repay the $50,000 purchase price if the proposed reorganization is not completed.  Ms. Kirch assigned, and the indemnification was given, by the parties who introduced the purchaser to us with whom we executed the aforesaid LOI.

On the cancellation of these shares, Ms. Kirch’s step-daughter (Chris Kirch’s daughter), Shannon McCallum-Law, who is currently our sole director, President and Secretary, will continue to own 3,050,000 shares, but the voting percentage of her shareholdings will increase from 46.9% to 59.6%.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE QUESTS, INC.

Date:	12/21/2007	By:	/s/Shannon McCallum-Law
Shannon McCallum-Law
President and Director

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